EXHIBIT 5

                   Opinion of Saul, Ewing, Remick & Saul LLP,
                       Special Counsel to the Registrant,
                            as to the legality of the
                shares of the Registrants' stock being registered




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


                                 LAW OFFICES OF


                         SAUL, EWING, REMICK & SAUL LLP

                          PENN NATIONAL INSURANCE TOWER
                        2 NORTH SECOND STREET, 7th FLOOR
                              HARRISBURG, PA 17101

PHILADELPHIA, PENNSYLVANIA                                 PRINCETON, NEW JERSEY
BERWYN, PENNSYLVANIA                                       WILMINGTON, DELAWARE
NEW YORK, NEW YORK               (717) 257-7500

                               Fax: (717) 238-4622
                        Internet Email: lawyers@saul.com
                       World Wide Web: http://www.saul.com


                                        June 19, 1998



Board of Directors
Vista Bancorp, Inc.
305 Roseberry Street
Phillipsburg, New Jersey  08865

Lady and Gentlemen:

     We have been engaged as Special Counsel to Vista Bancorp, Inc. ("Vista") in connection with the offer and sale of 100,000 shares of its Common Stock par value $0.50 per share (the "Common Stock") pursuant to the Vista Bancorp, Inc. 1998 Stock Compensation Plan (the "1998 Plan").

     We have prepared a Registration Statement on Form S-8 to be filed at the Securities and Exchange Commission in Washington, D.C. under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering of Vista of 100,000 shares of Common Stock pursuant to the 1998 Plan. As Special Counsel to Vista, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have reviewed Vista's Amended Certificate of Incorporation and By-laws, as presently in effect. We have also reviewed copies of Vista's corporate minutes and other proceedings and records relating to the authorization and issuance of Common Stock and such other documents and matters of law as we have deemed necessary in order to render this opinion.

     Based upon the foregoing, and in reliance thereon, it is our opinion that, in accordance with the terms and conditions of the offering as more fully described in the Prospectus, included as part of the Registration Statement, each of the shares of the Common Stock issued pursuant to the Registration Statement, will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present New Jersey law.

     We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus, included as part of the Registration Statement.

                                        Sincerely,



                                        /s/ Saul, Ewing, Remick & Saul LLP
                                        SAUL, EWING, REMICK & SAUL LLP





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